Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-232905, 333-231030) and Form S-8 (Nos. 333-162890, 333-183051, 333-190336, 333-207846, 333-228120) of ALLETE, Inc. of our report dated February 13, 2020, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota
February 13, 2020